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                                                                    Exhibit 3.39

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                       ANKER-VIRGINIA MINING COMPANY, INC.


      The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, states as follows:

I.    The name of the corporation is Anker-Virginia Mining Company, Inc.

II. The Articles of Incorporation of the corporation are hereby amended as follows:

      Article 1 of the Articles of Incorporation is hereby amended and restated in full as follows:

      1.    The name of the corporation is:

                       ANKER VIRGINIA MINING COMPANY, INC.

III. The foregoing amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

IV.   The foregoing amendment was adopted on the 25th day of July, 1997.

V. The corporation has not issued any shares of its capital stock and has no board of directors. Accordingly, the foregoing amendment was adopted pursuant to Section 13.1-709 of the Code of Virginia by the sole incorporator of the corporation without shareholder action.

VI. The undersigned incorporator declares that the facts herein stated are true as of July 25, 1997.


                                   ANKER-VIRGINIA MINING COMPANY, INC.


                                     By: /s/ B. Judd Hartman
                                         --------------------------------------
                                         B. Judd Hartman
                                         Incorporator
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                            ARTICLES OF INCORPORATION
                                       OF
                       ANKER-VIRGINIA MINING COMPANY, INC.


      The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, states as follows:

1.    The name of the corporation is:

                       ANKER-VIRGINIA MINING COMPANY, INC.

2. The total number of shares the corporation is authorized to issue is one hundred (100) shares of common stock of the par value of ten dollars ($10.00) per share, which shall constitute a single class of shares.

3. The address of the corporation's initial registered office is 5511 Staples Mill Road, Richmond, Virginia, 23228. The registered office is physically located in the County of Henrico.

4. The name of the corporation's initial registered agent is Edward R. Parker, an individual who is a resident of Virginia and a member of the Virginia State Bar.


                                     By: /s/ B. Judd Hartman
                                         --------------------------------------
                                         B. Judd Hartman
                                         Incorporator